EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

     The undersigned, Jay H. Schecter, the Chief Executive Officer of Accountabilities, Inc., and Stephen DelVecchia, Chief Financial Officer of Accountabilities, Inc. (the “Company”), pursuant to 18 U.S.C. Sec.1350, hereby certify that, to the best of their knowledge:

     (i) the Report on Form 10-Q of the Company for the quarter ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2009	By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Date: August 19, 2009	By:	/s/ Stephen DelVecchia
Name: Stephen DelVecchia
Title: Chief Financial Officer

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.